Exhibit 5.5

LETTER OF CONSENT

To: United States Securities & Exchange Commission

RE: Registration Statement of Canadian Natural Resources Limited dated July 24, 2019

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared a report with respect to the reserves data of Canadian Natural Resources Limited, with an effective date of December 31, 2018.

We refer to the Registration Statement on Form F-10 dated July 24, 2019 relating to the offering of debt securities from time to time by Canadian Natural Resources Limited, filed with the Securities and Exchange Commission (the “Registration Statement”). We hereby consent to the reference to our firm under the heading “Experts” and to the use of our Report which is incorporated by reference in the Registration Statement.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Tim R. Freeborn
Tim R. Freeborn, P. Eng.
Vice President

Calgary, Alberta, Canada

July 24, 2019

4100, 400 - 3rd Ave SW Calgary, AB, Canada T2P 4H2 | tel 403-266-9500 | gljpc.com